Writer's Direct Dial: (212) 225-2720


                                         August 5, 1997



Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, Oregon 97202

Ladies and Gentlemen:

          We have acted as special counsel to Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization and Merger dated as of May 11, 1997 (the "Agreement") by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's") and Fred Meyer (such transactions, the "Merger"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, as amended through the date hereof, in connection with the Merger (the "Registration Statement"), we are rendering our opinion with regard to certain United States federal income tax consequences of the Merger. All capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

          In arriving at the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of:

          (i)    the Agreement; and

          (ii)   the Registration Statement and the Joint Proxy
                 Statement-Prospectus included herein (together, the "Proxy Statement").

Fred Meyer, Inc., p. 2



          In arriving at the opinions expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have further assumed that the transactions will be consummated and the parties will act in accordance with these documents.

          Based on and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "THE MERGER -- Certain Federal Income Tax Consequences", except as otherwise indicated, represents our opinion as to the material federal income tax consequences of the Merger under currently applicable law.

          We hereby consent to the use of our name and the making of statements with respect to us under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       CLEARY, GOTTLIEB, STEEN & HAMILTON


                                       By: SHELDON H. ALSTER
                                           -------------------------------------
                                           Sheldon H. Alster, a Partner